Exhibit 10.1

[Date]

[Name]

[Street Address]

[City], [State]   [Zip Code]

Re:          Retention Bonus

Dear                                                 :

Alteva, Inc. (the “Company”) wants to ensure your continued services to the Company.  Therefore, we are pleased to inform you that you are eligible to receive a retention bonus, subject to the terms of this letter.

1.              Retention Bonus.  You are eligible to receive a total retention bonus amount equal to 25% of your current base salary (the “Retention Bonus”) based on your continued service relationship with the Company.  If you are continuously employed by or in a service relationship with the Company from the date of this letter through June 15, 2015, then the Company will pay you the Retention Bonus on the first payroll ending after June 15, 2015.  The Retention Bonus payment will be reduced by all applicable tax withholdings.

2.              Prerequisites to Payment.  The Company will pay you the Retention Bonus on the applicable payment date described in paragraph 1 above only if you are continuously employed by or providing services to the Company through June 15, 2015.  If your employment or service relationship with the Company terminates for any reason before the applicable payment date, then you will forfeit any and all right to payment of the unpaid Retention Bonus.

3.              At-Will Employment.  Your employment with the Company remains at-will and may be terminated at any time with or without advance notice and with or without cause subject to the terms of your employment agreement, if any.

4.              Choice of Law/Entire Agreement.  This letter agreement will be governed by and construed in accordance with the laws of the State of New York, without regard to its rules on choice of law.  This letter agreement represents the entire agreement between the parties relating to this subject matter and supersedes all prior or simultaneous representations, discussions, negotiations, and agreements, whether written or oral.

signature page follows

Please indicate your agreement to the terms and conditions of this letter agreement by signing the enclosed copy of this letter agreement under the acknowledgment below and returning it to Brian Callahan at the following address: 401 Market Street, Philadelphia, PA 19106.

Sincerely,

Alteva, Inc.

By:
Name:
Title:

ACKNOWLEDGMENT

I have read this letter agreement in its entirety and fully understand and agree to the terms and conditions for receiving the Retention Bonus.

Dated:

2